UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2012

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2012, Avon Products, Inc. (the "Company") announced that effective December 31, 2012, Andrea Jung, Executive Chairman of the Company, will be stepping down as Executive Chairman and as a member of the Board of Directors and will assume the role of Senior Advisor to the Board.

Fred Hassan will become the non-executive Chairman of the Company's Board of Directors, effective January 1, 2013. Mr. Hassan was appointed to the Board of Directors in 1999 and has served as lead independent director since 2009.

In connection with the foregoing, the Company entered into an Amendment dated as of October 4, 2012 (the “Amendment”) to the existing Employment Agreement with Ms. Jung, dated as of December 13, 2011 (the “Employment Agreement”). The Amendment provides that as Senior Advisor, Ms. Jung will assist the Board on matters relating to the Company, as reasonably determined by the Board of Directors. The other terms of the Employment Agreement shall continue, including Ms. Jung's employment term through April 2014. The transition to the role of Senior Advisor will not be deemed a termination of Ms. Jung's employment without cause by the Company or a constructive termination by Ms. Jung under the Employment Agreement and therefore the Amendment will not trigger any severance payments. In addition, Ms. Jung's role as Senior Advisor will be treated as continued employment for purposes of her equity awards and medical benefits.

For the sole purpose of the Company's nonqualified deferred compensation plans, Ms. Jung will be deemed to have incurred a “separation from service” as of December 31, 2012 and will begin to receive payments under the Company's Supplemental Executive Retirement Plan (the “SERP”) effective July 1, 2013. Assuming Ms. Jung remains employed by the Company through July 1, 2013, her SERP benefits shall be calculated as if she had been employed with the Company through age 55 on the same basis that the calculations would have been made under the Employment Agreement if her separation from service had occurred on October 1, 2013. Ms. Jung would also be entitled to such SERP benefits if she is terminated by the Company without cause or voluntarily terminates employment due to a constructive termination prior to July 1, 2013.

The foregoing does not constitute a complete summary of the terms of the Amendment, and reference is made to the complete text of the Amendment, which is attached hereto as Exhibit 10.1.

(Page 2 of 4 Pages)

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1 Amendment to Employment Agreement, by and between Avon Products, Inc. and Andrea Jung, dated as of October 4, 2012

(Page 3 of 4 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and
Chief Ethics & Compliance Officer

Date: October 5, 2012

(Page 4 of 4 Pages)

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Amendment to Employment Agreement, by and between Avon Products, Inc. and Andrea Jung, dated as of October 4, 2012